Exhibit 99.1

Biodesix Announces Third Quarter 2025 Results and Highlights

Q3 2025 Revenue of $21.8 million, an increase of 20% over Q3 2024;

Q3 2025 gross profit margin of 81%, a 400-basis point improvement from Q3 2024;

Raised FY2025 Total Revenue Guidance to $84-86 million;

Conference Call and Webcast Today at 4:30 p.m. ET

LOUISVILLE, CO, November 3, 2025 – Biodesix, Inc. (Nasdaq: BDSX), a leading diagnostic solutions company, today announced its financial and operating results for the third quarter ended September 30, 2025.

“We delivered a strong third quarter with revenue growing 20% to $21.8 million and continued to improve our already strong gross margins to 81%, a 400-basis point increase year-over-year,” said Scott Hutton, Chief Executive Officer. “Our strategic expansion into primary care is proving to be additive, demonstrating our ability to drive adoption in pulmonology while also partnering with them to drive upstream testing in their referral network. Additionally, our Development Services business continues to accelerate with 97% year-over-year growth and another quarter ending with a record number of dollars under contract.”

Hutton continued, “With our growing commercial organization and with the sustained positive momentum across both business units, we are well-positioned to achieve Adjusted EBITDA positivity in the fourth quarter. We believe the combination of our proven diagnostic solutions, expanding market reach, and operational excellence positions Biodesix for sustainable long-term growth as we continue to improve outcomes for patients with lung disease. Based on how we closed the third quarter and the ongoing momentum into the fourth quarter, we are increasing our revenue guidance for 2025 to $84-86 million.”

Third Quarter Ended September 30, 2025 Financial Results

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Total revenue of $21.8 million for the third quarter 2025, an increase of 20% over the prior year comparable period;
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Lung Diagnostic Testing revenue of $19.8 million for the third quarter, an increase of 16% over the prior year comparable period; driven by an increase in total tests delivered and increase in average revenue per test. In addition to the improvements from the Company’s payer coverage and revenue cycle management activities, a major Medicare Advantage plan restarted paying current claims;
o
Development Services revenue of $1.9 million for the third quarter, an increase of 97% over the prior year comparable period, a result of both delivering against the Company’s book of contracted business and securing new agreements;
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Gross margin was $17.7 million, or 81% for the third quarter 2025, a 400-basis point improvement over the prior year comparable period, driven by growth in Lung Diagnostic testing, improvements in average revenue per test, and optimization of testing workflows that resulted in improvements in costs per test;
•
Operating expenses (excluding direct costs and expenses) of $24.7 million for the third quarter 2025, an increase of 10% over the prior year comparable period;
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Increase in operating expenses is primarily attributed to an increase in sales and marketing costs due to the planned expansion of the sales team to support Lung Diagnostic sales growth, as well as to enhance Biodesix market awareness and drive product adoption;
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Includes non-cash stock compensation expense of $1.1 million during the third quarter 2025, a decrease of 30% over the prior year comparable period;

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Net loss of $8.7 million for the third quarter 2025, an improvement of 15% over the prior year comparable period;
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Adjusted EBITDA was a loss of $4.6 million for the third quarter 2025, an improvement of 18% over the prior year comparable period;
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Cash and cash equivalents of $16.6 million as of September 30, 2025, a decrease of $4.1 million from the period ending June 30, 2025. Change in cash included $4.8 million in net proceeds from the Company’s at-the-market offering, partially offset by unfavorable changes in working capital, primarily driven by a $5.2 million increase in accounts receivable. The increase in accounts receivable reflects higher Lung Diagnostic Testing revenue, newly secured Development Services agreements, and the timing of cash receipts, which were collected during the fourth quarter.

Third Quarter Ended September 30, 2025 Business Highlights

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Lung Diagnostic Tests ordered in primary care increased by more than 75% during the quarter versus the third quarter of 2024;
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Reported Development Services business dollars under contract of $12.9 million, up 16% over the prior year comparable period;
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Expanded partnership with Bio-Rad Laboratories to develop Droplet Digital™ PCR high complexity assays;
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Announced a Research and Development (R&D) Corporate Workshop at the Association for Molecular Pathology (AMP) Annual Meeting to focus on the Company’s R&D efforts, pipeline and partnerships to be held on November 12, 4:00 pm ET. A recording of the event will be available on the Company’s website.

2025 Financial Outlook

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The Company is increasing its 2025 revenue guidance and now expects to generate between $84 million and $86 million in total revenue in 2025.

Conference call and webcast information

Listeners can register for the webcast via this link. Analysts who wish to participate in the question-and-answer session should use this link. A replay of the webcast will be available via the Company’s investor website approximately two hours after the call’s conclusion. Participants are advised to join 15 minutes prior to the start time.

For a full list of Biodesix press releases and webinars, please visit biodesix.com.

About Biodesix

Biodesix is a leading diagnostic solutions company, driven to improve clinical care and outcomes for patients. Biodesix Diagnostic Tests, marketed as Nodify Lung® Nodule Risk Assessment and IQLung® Cancer Treatment Guidance, support clinical decisions to expedite personalized care and improve outcomes for patients with lung disease. Biodesix Development Services enable the world’s leading biopharmaceutical, life sciences, and research institutions with scientific, technological, and operational capabilities that fuel the development of diagnostic tests, tools, and therapeutics. For more information, visit biodesix.com.

Trademarks: Biodesix, Biodesix Logo, Nodify Lung, and IQLung are trademarks or registered trademarks of Biodesix, Inc.

Use of Non-GAAP Financial Measure

Biodesix reported results are presented in accordance with generally accepted accounting principles in the United States (GAAP). Biodesix has provided in this press release financial information that has not been prepared in accordance with GAAP. Biodesix uses the non-GAAP financial measure, Adjusted EBITDA, internally in analyzing its financial results and believes that use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Biodesix financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Biodesix financial statements prepared in accordance with GAAP. A reconciliation of Biodesix historical non-GAAP financial measure to the most directly comparable GAAP measure has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net loss or Loss from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items and may not be directly comparable to similarly titled metrics used by other companies.

We calculate Adjusted EBITDA as Net loss adjusted to exclude interest, income tax expense, if any, depreciation and amortization, share-based compensation expense, loss on debt extinguishments, net, change in fair value of warrant liabilities, net, other income, net, and other non-recurring items. Non-recurring items are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for Loss from operations, Net loss, and other GAAP measures.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of backlog and the timing and assumptions regarding collection of revenues on projections, availability of funds and future capital, including under the term loan facility, the anticipated impact and benefits of new clinical data, reimbursement coverage and research partnerships, assurances that our common stock will maintain compliance with the minimum bid price requirement or other applicable listing standards of The Nasdaq Stock Market LLC and the impact of enhanced U.S. tariffs, import/export restrictions or other trade barriers on Biodesix and its operations and financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our most recent Annual Report on Form 10-K, filed March 3, 2025, or subsequent quarterly reports on Form 10-Q during 2025, as applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Natalie St. Denis

natalie.stdenis@biodesix.com

(720) 925-9285

Investors:

Chris Brinzey

chris.brinzey@icrhealthcare.com

(339) 970-2843

Biodesix, Inc.

Condensed Balance Sheets (unaudited)

(in thousands, except share data)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$16,604	$26,245
Accounts receivable, net of allowance for credit losses of $35 and $481	12,674	8,603
Other current assets	4,123	4,636
Total current assets	33,401	39,484
Non‑current assets
Property and equipment, net	25,462	27,828
Intangible assets, net	4,375	5,874
Operating lease right-of-use assets	2,942	1,767
Goodwill	15,031	15,031
Other long-term assets	7,511	7,260
Total non‑current assets	55,321	57,760
Total assets	$88,722	$97,244

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Accounts payable	$3,617	$2,194
Accrued liabilities	9,720	10,064
Deferred revenue	2,773	678
Current portion of operating lease liabilities	1,394	719
Current portion of notes payable	11	21
Other current liabilities	637	641
Total current liabilities	18,152	14,317
Non‑current liabilities
Long‑term notes payable, net of current portion	47,111	36,408
Long-term operating lease liabilities	24,412	24,828
Other long-term liabilities	769	815
Total non‑current liabilities	72,292	62,051
Total liabilities	90,444	76,368
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value, 5,000,000 authorized; 0 (2025 and 2024) issued and outstanding	—	—
Common stock, $0.001 par value, 200,000,000 authorized; 7,954,541 (2025) and 7,274,578 (2024) shares issued and outstanding	8	7
Additional paid‑in capital	492,052	483,366
Accumulated deficit	(493,782)	(462,497)
Total stockholders' (deficit) equity	(1,722)	20,876
Total liabilities and stockholders' (deficit) equity	$88,722	$97,244

Biodesix, Inc.

Condensed Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Diagnostic Tests	$19,835	$17,168	$54,049	$47,503
Development Services	1,933	983	5,695	3,391
Total revenues	21,768	18,151	59,744	50,894
Direct costs and expenses	4,106	4,179	11,840	11,231
Research and development	2,992	2,547	9,131	7,145
Sales, marketing, general and administrative	21,714	20,016	64,573	60,232
Impairment loss on intangible assets	7	—	106	135
Total operating expenses	28,819	26,742	85,650	78,743
Loss from operations	(7,051)	(8,591)	(25,906)	(27,849)
Other (expense) income:
Interest expense	(2,074)	(2,041)	(5,657)	(6,506)
Loss on extinguishment of liabilities	—	—	—	(248)
Change in fair value of warrant liability, net	—	—	(280)	—
Other income (expense), net	409	374	558	(77)
Total other expense	(1,665)	(1,667)	(5,379)	(6,831)

Net loss	$(8,716)	$(10,258)	$(31,285)	$(34,680)
Net loss per share, basic and diluted	$(1.16)	$(1.40)	$(4.24)	$(5.61)
Weighted-average shares outstanding, basic and diluted	7,500	7,315	7,378	6,182

Biodesix, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(8,716)	$(10,258)	$(31,285)	$(34,680)
Interest expense	2,074	2,041	5,657	6,506
Depreciation and amortization	1,407	1,492	4,283	4,324
Share-based compensation expense	1,053	1,515	3,064	5,373
Loss on extinguishment of liabilities	—	—	—	248
Change in fair value of warrant liability, net	—	—	280	—
Other (income) expense, net	(409)	(374)	1	77
Adjusted EBITDA	$(4,591)	$(5,584)	$(18,000)	$(18,152)